EXHIBIT 4.X



                          [FORM OF FACE OF SECURITY]

                 Euro Fixed Rate Subordinated Registered Note
REGISTERED                                   REGISTERED
No. EFXRR                                    [PRINCIPAL AMOUNT]

[COMMERCIAL PAPER ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE UNITED KINGDOM BANKING ACT 1987.](1)

[MEDIUM TERM NOTE ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE UNITED KINGDOM BANKING ACT 1987.](2)

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN. THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR THE RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE LAW OF JAPAN AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IF THIS NOTE IS DENOMINATED IN JAPANESE YEN, IT SHALL HAVE A MATURITY OF NOT LESS THAN ONE YEAR AND IT MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT IN JAPAN PRIOR TO THE DATE WHICH IS 90 DAYS AFTER THE SETTLEMENT DATE WITH RESPECT TO THIS NOTE. IF (i) INTEREST PAYMENTS ON THIS NOTE ARE DENOMINATED IN JAPANESE YEN AND PRINCIPAL PAYMENTS ARE DENOMINATED IN A CURRENCY OR CURRENCY UNIT OTHER THAN JAPANESE YEN OR (ii) PRINCIPAL PAYMENTS ON THIS NOTE ARE DENOMINATED IN JAPANESE YEN AND INTEREST PAYMENTS ARE DENOMINATED IN A CURRENCY OR CURRENCY UNIT OTHER THAN JAPANESE YEN, THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN PRIOR TO THE DATE WHICH IS 180 DAYS AFTER THE SETTLEMENT DATE WITH RESPECT TO THIS NOTE.

____________
(1) Applies only if this Note is denominated in pounds sterling and matures not more than one year from and including the Original Issue Date.

(2) Applies only if this Note is denominated in pounds sterling and matures more than one year and not more than five years from and including the Original Issue Date.





                           MORGAN STANLEY GROUP INC.

              SUBORDINATED GLOBAL MEDIUM-TERM NOTE, SERIES [D/E]
                                 (Fixed Rate)

ORIGINAL       INITIAL REDEMPTION      INTEREST RATE:          MATURITY
ISSUE DATE:    DATE:                                           DATE:

INTEREST       INITIAL REDEMPTION      INTEREST PAYMENT        OPTIONAL
ACCRUAL DATE:  PERCENTAGE:             DATE:                   REPAYMENT
                                                               DATE(S):
TOTAL AMOUNT   ANNUAL REDEMPTION       APPLICABILITY OF
OF OID:        PERCENTAGE              MODIFIED PAYMENT        MINIMUM
               REDUCTION:              UPON ACCELERATION       DENOMINA-
               OR REDEMPTION:                                  TIONS:

ORIGINAL YIELD INITIAL ACCRUAL         If yes, state           SPECIFIED
TO MATURITY:   PERIOD OID:             Issue Price:            CURRENCY:

OTHER          COMMON CODE:            EXCHANGE RATE
PROVISIONS:                            AGENT:
               ISIN:




               Morgan Stanley Group Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to




, or registered assignees, the principal sum of        , on the Maturity Date
specified above (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above from and including the Interest Accrual Date specified above until but excluding the date the principal hereof is paid or duly made available for payment (except as provided below), in arrears on each Interest Payment Date specified above commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

               Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

               Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Principal Paying Agent, as defined on the reverse hereof, or at such other paying agency as the Issuer may determine (each, a "Paying Agent," which term shall include the Principal Paying Agent). Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Principal Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a Specified Currency other than U.S. dollars, payments of interest hereon will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Principal Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, including, without limitation, the provisions relating to the subordination of this Note to the Issuer's Senior Indebtedness, as defined on the reverse hereof.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, as defined on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Subordinated Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.



               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                 MORGAN STANLEY GROUP INC.


                                       By:_______________________________
                                          Title:

AUTHENTICATING AGENT'S CERTIFICATE
OF Authentication


This is one of the Notes referred
to in the within-mentioned
Subordinated Indenture.

CHEMICAL BANK,
  as Authenticating Agent


By:_______________________________
         Authorized Officer



                        [FORM OF REVERSE OF SECURITY]

               This Note is one of a duly authorized issue of Subordinated Global Medium-Term Notes, Series [D/E], having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Subordinated Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 and a Second Supplemental Indenture dated as of April 15, 1996 (as so supplemented, the "Subordinated Indenture"), between the Issuer and The First National Bank of Chicago, as Trustee (the "Trustee," which term includes any successor trustee under the Subordinated Indenture), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Trustee has appointed Chemical Bank as Authenticating Agent (the "Authenticating Agent," which term includes any successor authenticating agent appointed by the Trustee) with respect to the Notes, and the Issuer has appointed Chemical Bank, acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as a paying agent for the Notes in the United States and Chemical Bank, London Branch, at its corporate trust office in London, as its principal paying agent for the Notes outside the United States (the "Principal Paying Agent," which term includes any additional or successor principal paying agent appointed by the Issuer). The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Subordinated Indenture. To the extent not inconsistent herewith, the terms of the Subordinated Indenture are hereby incorporated by reference herein.

               If this Note is denominated in pounds sterling, the Issuer represents that it is not an authorized institution (for purposes of the United Kingdom Banking Act 1987) and repayment of the principal of, and payment of any interest or premium on, this Note has not been guaranteed, that it has complied with its obligations under the listing rules of The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (the "Rules") and that, since the last publication in compliance with the Rules of information about it, it, having made all reasonable inquiries, has not become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect of the Notes as they fall due.

               Unless otherwise provided on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs and except as set forth below, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Subordinated Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Principal Paying Agent must receive at its office in London, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States, Western Europe or Japan setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Principal Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Principal Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months unless otherwise specified on the face hereof.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all other obligations of the Issuer hereunder will constitute part of the subordinated debt of the Issuer, will be issued under the Subordinated Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all "Senior Indebtedness" of the Issuer. The Subordinated Indenture defines "Senior Indebtedness" as obligations (other than non-recourse obligations, the debt securities, including this Note, issued under the Subordinated Indenture or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Issuer for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an integral multiple of 1,000 units of the Specified Currency set forth on the face hereof.

               Chemical Bank has been appointed registrar for the Notes (the "Registrar," which term includes any successor registrar appointed by the Issuer), and the Registrar will maintain at its office in The City of New York, a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office or at the London office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Subordinated Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions.
All such exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Registrar and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Subordinated Indenture provides that, (a) if an Event of Default (as defined in the Subordinated Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Subordinated Indenture, including the series of Subordinated Global Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Subordinated Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Subordinated Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Subordinated Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Subordinated Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Subordinated Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               This Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption)), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Original Issue Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to the Notes as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

               Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in such notice.

               The Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien (as defined below) as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

               (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

              (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

               (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

               (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

               (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

               (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

               (h)  any combination of items (a), (b), (c), (d), (e), (f) or
         (g);

nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

               The Subordinated Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Subordinated Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected; provided, however, that neither this Note nor the Subordinated Indenture may be amended to alter the subordination provisions hereof or thereof without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if such Specified Currency is replaced by a single European currency (expected to be named the Euro), the payment of principal of, premium, if any, or interest on any Note denominated in such currency shall be effected in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars (or, if applicable, such new European currency) where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

               If the principal of, premium, if any, or interest on, this
Note is payable in ECUs, then with respect to each due date for any such payment on or after the first business day in Brussels on which the ECU ceases to be used as the unit of account of the European Community ("EC") and has not become a currency in its own right, replacing all or some of the currencies of the member states of the EC, the Issuer shall choose a substitute currency (the "Chosen Currency") which may be any currency which was, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU basket or U.S. dollars, in which all such payments due on or after that date with respect to this Note shall be made. Notice of the Chosen Currency so selected shall, where practicable, be published in the manner described in "Notices" below. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Brussels prior to the date on which such payment is due.

               If the principal of, premium, if any, or interest on, this
Note is payable in ECUs, then on the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right, replacing all or some of the currencies of the member states of the EC, the Issuer shall choose a Chosen Currency in which all such payments with respect to this Note having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

               The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined on the following basis by, or on behalf of, an Exchange Rate Agent appointed by the Issuer. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components composing the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

               The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 P.M., Brussels time, on the Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Issuer, in the country of issue of the component currency in question.

               If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf; provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue more than two Business Days before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 P.M., Brussels time, on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Issuer, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Issuer or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Issuer, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of notes denominated in such currency would purchase such currency in order to make payments in respect of such securities.

               Payments in the Chosen Currency will be made at the specified office of a paying agent in the country of the Chosen Currency, or, if none, or at the option of the holder, at the specified office of any Paying Agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency.

               All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of this Note.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. If this Note is listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and such Exchange so requires, the Issuer shall maintain a Paying Agent in London. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and
(ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Subordinated Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York;

               As used herein:

               (a) the term "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or in the City of London and (i) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or ECUs, in the principal financial center of the country of the Specified Currency,
(ii) if this Note is denominated in Australian dollars, in Sydney and (iii) if this Note is denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris;

               (b) the term "Market Exchange Rate" means the noon U.S. dollar buying rate in The City of New York for wire transfers of the Specified Currency indicated on the face hereof as certified for customs purposes by the Federal Reserve Bank of New York;

               (c) the term "Notices" refers to notices to be sent to the holders of the Notes at each holder's address as that address appears in the register for the Notes by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York, and London or, if publication in London is not practical, in an English language newspaper with general circulation in Western Europe. Such publication is expected to be made in the Wall Street Journal and the Financial Times. Such Notices will be deemed to have been given on the date of such publication, or if published in such newspapers on different dates, on the date of the first such publication;

               (d) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

               (e) the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

               All other terms used in this Note which are defined in the Subordinated Indenture and not otherwise defined herein shall have the meanings assigned to them in the Subordinated Indenture.


                                ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common
         TEN ENT-as tenants by the entireties
         JT TEN-as joint tenants with right of survivorship and not as tenants in common


         UNIF GIFT MIN ACT-...........Custodian..............
                                 (Cust)               (Minor)

         Under Uniform Gifts to Minors Act...................
                                                      (State)


               Additional abbreviations may also be used though not in the above list.

                                  __________

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


_________________________________________________

_________________________________________________

_______________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably

_______________________________________________________________
constituting and appointing such person attorney to transfer

_______________________________________________________________
such note on the books of the Issuer, with full power of

_______________________________________________________________
substitution in the premises.


Dated:_____________________    ____________________________________________
                               NOTICE:    The signature to this assignment
                                            must correspond with the name
                                            as written upon the face of the
                                            within Note in every particular
                                            without alteration or enlargement
                                            or any change whatsoever.



                          OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
                          (Please print or typewrite
                     name and address of the undersigned)

               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

____________________________.



Dated:_____________              ___________________________________
                                 NOTICE:  The signature on this
                                 Option to Elect Repayment must
                                 correspond with the name as written
                                 upon the face of the within
                                 instrument in every particular
                                 without alteration or enlargement.